UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 30, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, SCOLR Pharma, Inc. (“SCOLR” or the “Company”) closed the second and final tranche of its previously-announced private placement of its 8% Senior Secured Convertible Debentures due 2013 (the “Debentures”). The Company raised a total of $1,195,200 in the offering. The purchase and sale of the Debentures in the offering was effected pursuant to a Securities Purchase Agreement among the Company and the purchasers of the Debentures. The Company intends to use the net proceeds for working capital and other general corporate purposes.

The closing of the second tranche consisted of the sale of an additional $194,000 principal amount of Debentures. The Debentures bear interest of 8% per annum, compounded quarterly, and are secured by all the Company’s assets pursuant to the terms of a security agreement among the Company, the purchasers and CSC Trust Company of Delaware, as collateral agent for the purchasers. The Debentures, together with accrued and unpaid interest, are convertible at the option of the holders into shares of the Company’s common stock at a conversion price equal to $0.05 per share of common stock. Beginning after the date that is six months from the issuance of the Debentures, the Company may cause mandatory conversion of the Debentures following the continuance for 30 consecutive days of certain conditions, including maintenance of a volume weighted average trading price on each day within such 30 day period of $0.25 per share of common stock. The Company may, at any time and from time to time, upon 10 days prior notice to the holders, pay in cash all or a portion of the accrued and unpaid interest on the Debentures, or may cause conversion of such accrued and unpaid interest in connection with any mandatory conversion of the Debentures.

Taglich Brothers, Inc. (“Taglich Brothers”) acted as placement agent in connection with the offering. The Company paid Taglich Brothers a success fee equal to 7% of the gross proceeds of the sale of the Debentures. Taglich Brothers also received a warrant to purchase 1,195,200 shares of common stock, which is equal to 5% of the total number of shares into which the principal amount of the Debentures sold in the offering are convertible. The exercise price of the warrant is $0.0625 per share.

This summary of the material terms of the Debentures and related agreements is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Security Agreement, form of Debenture and Placement Agent Warrant, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On June 30, 2011, the Company issued a press release announcing the second tranche closing, a copy of which is furnished with this Current Report as Exhibit 99.1

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

Please refer to Item 1.01 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 16, 2011, among the Company and the purchasers signatory thereto.

10.2	Security Agreement, dated June 16, 2011, among the Company, the purchasers signatory thereto, and CSC Trust Company of Delaware, as collateral agent for the purchasers.

10.3	Form of Debenture.

10.4	Placement Agent Warrant issued June 30, 2011 in favor of Taglich Brothers, Inc.

99.1	SCOLR Pharma, Inc. press release dated June 30, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

July 7, 2011	By:	/s/ RICHARD M. LEVY

(Date)	Richard M. Levy
Executive Vice President and Chief Financial Officer

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